Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Richard D. Fain and Jason T. Liberty, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign in his or her name this registration statement on Form S-8 and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agent or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

EXECUTED in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ John F. Brock
John F. Brock	Director	August 24, 2018

/s/ William L. Kimsey
William L. Kimsey	Director	August 24, 2018

/s/ Maritza G. Montiel
Maritza G. Montiel	Director	August 24, 2018

/s/ Ann S. Moore
Ann S. Moore	Director	August 24, 2018

Eyal Ofer	Director

/s/ Thomas J. Pritzker
Thomas J. Pritzker	Director	August 24, 2018

/s/ William K. Reilly
William K. Reilly	Director	August 24, 2018

/s/ Bernt Reitan
Bernt Reitan	Director	August 24, 2018

/s/ Vagn O. Sørensen
Vagn O. Sørensen	Director	August 24, 2018

/s/ Donald Thompson
Donald Thompson	Director	August 24, 2018

/s/ Arne Alexander Wilhelmsen
Arne Alexander Wilhelmsen	Director	August 24, 2018